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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                     __________


                                      FORM 8-K



                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported):  JUNE 8, 1999




                       ALEXANDRIA REAL ESTATE EQUITIES, INC.
                 (Exact Name of Registrant as Specified in Charter)



            MARYLAND                   1-12993               95-4502084
 (State or Other Jurisdiction of     (Commission           (IRS Employer
 Incorporation or Organization)      File Number)       Identification No.)

     135 NORTH LOS ROBLES AVENUE
     SUITE 250
     PASADENA, CALIFORNIA                                   91101
(Address of Principal Executive Offices)                  (Zip Code)

        Registrant's telephone number, including area code:  (626) 578-0777

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ITEM 5.  OTHER EVENTS.

     On June 8, 1999, Alexandria Real Estate Equities, Inc. (the "Company") entered into an Underwriting Agreement with PaineWebber Incorporated, Banc of America Securities LLC and EVEREN Securities, Inc. (the "Underwriters"), in connection with an underwritten public offering by the Company of up to 1,610,000 shares (the "Shares") of its 9.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, at a price of $24.2125 per share, resulting in aggregate proceeds to the Company of approximately $33.9 million. The Shares that are being offered and sold have been registered on Form S-3 (Registration No. 333-56451) relating to the registration of the Shares and certain other securities of the Company, filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), on June 9, 1998, and Amendment No. 1 thereto, as filed by the Company with the Commission under the Securities Act on June 26, 1998, including information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A of the General Rules and Regulations under the Securities Act.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS.

          1.1 Underwriting Agreement, dated as of June 8, 1999, by and between the Company and the Underwriters.


                                       2
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                                      SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ALEXANDRIA REAL ESTATE
                              EQUITIES, INC.



Date: June 11, 1999           By:  /s/ Peter J. Nelson
                                   ------------------------------------
                                   Peter J. Nelson
                                   Chief Financial Officer, Senior Vice
                                   President, Treasurer and Secretary

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                                    EXHIBIT INDEX


   EXHIBIT                                                        SEQUENTIALLY
    NUMBER                          EXHIBIT                       NUMBERED PAGE
   -------                          -------                       -------------
     1.1 Underwriting Agreement, dated as of June 8, 1999, by and between the Company and the Underwriters


                                     Ex-1